Exhibit 99.1

For Immediate Release

Contact

Media
Kathleen Prause
(312) 436-6607 kprause@usg.com

Investors
Bill Madsen
(312) 436-5349 investorrelations@usg.com

USG CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS

CHICAGO – February 14, 2019 – USG Corporation (NYSE:USG), an industry-leading manufacturer of building products and innovative solutions, today reported financial results for the fourth quarter and full year of 2018.

Results for 2018’s fourth quarter as compared to 2017’s fourth quarter are below:

•	Net sales of $819 million down $12 million, or 1%

•	Operating profit of $37 million down $46 million, or 55%

•	Net income of $42 million up $111 million, or 161%

•	Diluted EPS of $0.30 up $0.79, or 161%

Non-GAAP financial measures for 2018’s fourth quarter as compared to 2017’s fourth quarter are below:

•	Adjusted operating profit of $55 million down $45 million, or 45%

•	Adjusted net income of $37 million down $40 million, or 52%

•	Adjusted diluted EPS of $0.26 down $0.27, or 51%

Results for full year 2018 as compared to full year 2017 are below:

•	Net sales of $3.3 billion up $132 million, or 4%

•	Operating profit of $227 million down $126 million, or 36%

•	Net income of $196 million up $108 million, or 123%

•	Diluted EPS of $1.38 up $0.78, or 130%

Non-GAAP financial measures for full year 2018 as compared to full year 2017 are below:

•	Adjusted operating profit of $309 million down $103 million, or 25%

•	Adjusted net income of $218 million down $46 million, or 17%

•	Adjusted diluted EPS of $1.51 down $0.29, or 16%

Consolidated Results

Fourth quarter 2018 net sales were $819 million on a consolidated basis, compared to $831 million in the fourth quarter of 2017. Operating profit decreased to $37 million from $83 million, while adjusted operating profit decreased to $55 million from $100 million in the fourth quarter of 2018 compared to the fourth quarter of 2017. The lower operating profit in the fourth quarter of 2018 was driven primarily by lower sales partially due to the comparative timing of announced wallboard price increases and associated lack of pre-buy in the fourth quarter of 2018, higher costs across each of our segments, and higher planned selling and administrative expenses to support USG’s Customer- First strategy.

USG recorded $42 million in net income, or $0.30 per diluted share, for the fourth quarter of 2018, compared to a net loss of $69 million, or ($0.49) per diluted share, in the fourth quarter of 2017. The net loss in the fourth quarter of 2017 includes $145 million of income tax expense resulting from the Tax Cuts and Jobs Act. On an adjusted basis, net income of $37 million, or $0.26 per diluted share, for the fourth quarter of 2018 decreased from $77 million, or $0.53 per diluted share, in the fourth quarter of 2017.

USG recorded full year 2018 net sales of $3.3 billion, net income of $196 million, and diluted earnings per share of $1.38 compared to net sales of $3.2 billion, net income of $88 million and diluted earnings per share of $0.60 in 2017. On an adjusted basis, the Company generated full year 2018 net income of $218 million, or diluted earnings per share of $1.51. For comparative purposes, on an adjusted basis, USG recorded net income of $264 million, or diluted earnings per share of $1.80, for the full year of 2017. A full reconciliation of GAAP to adjusted metrics is provided in the attached schedule.

U.S. Wallboard & Surfaces

The U.S. Wallboard & Surfaces segment net sales for the fourth quarter of 2018 decreased $12 million, or 2%, compared with the fourth quarter of 2017. The segment generated $54 million of operating profit in the fourth quarter of 2018 compared to operating profit of $78 million in the fourth quarter of 2017. On an adjusted basis, operating profit of $54 million decreased by $24 million compared to the fourth quarter of 2017. Wallboard volumes decreased 8% compared to the fourth quarter of 2017, outpacing industry volumes by 2%. Wallboard price increased 5% from the fourth quarter of 2017 due primarily to January 2018 and June 2018 price increases. However, wallboard costs were $18 million higher than the prior year quarter primarily due to higher input costs, which were partially offset by $5 million in cost savings in the fourth quarter 2018 due to the Company’s Advanced Manufacturing initiative.

U.S. Performance Materials

The U.S. Performance Materials segment net sales decreased by $1 million, or 1%, compared with the fourth quarter of 2017 due to lower shipments, which was partially offset with higher average realized selling prices. The segment generated $2 million of operating loss in the fourth quarter of 2018 compared to operating profit of $4 million in the fourth quarter of 2017. On an adjusted basis, operating loss of $2 million declined by $6 million compared to the fourth quarter of 2017 primarily due to higher input costs and SG&A investments to accelerate the future adoption of new products.

U.S. Ceilings

The U.S. Ceilings segment net sales decreased $1 million, or 1%, compared to the fourth quarter of 2017. The segment generated $12 million of operating profit in the fourth quarter of 2018 compared to operating profit of $24 million in the fourth quarter of 2017. On an adjusted basis, operating profit of $15 million decreased by $9 million from the fourth quarter of 2017, primarily due to lower volumes and higher costs across tile and grid products, which was partially offset by higher realized average selling prices.

USG Boral

USG Boral net sales decreased $20 million, or 6%, compared to the fourth quarter of 2017. The decrease is primarily due to the unfavorable impact of currency translation of $14 million and lower wallboard shipments. The segment generated $9 million of equity income in the fourth quarter of 2018, which is a $8 million decrease compared to the fourth quarter of 2017 primarily due to a reduction in sales coupled with higher input costs.

Pending Knauf and USG Merger

On June 11, 2018, Gebr. Knauf KG (Knauf) and USG announced that they had entered into a definitive merger agreement pursuant to which Knauf will acquire all the outstanding shares of USG. Under the terms of the merger agreement, USG stockholders will receive $44 per share, which consists of $43.50 per share in cash payable upon closing of the transaction and a $0.50 per share conditional special dividend that was paid on October 2, 2018, following stockholder approval of the transaction. The transaction is expected to close in early 2019, subject to customary closing conditions, including receipt of regulatory approvals.

Fourth Quarter 2018 Conference Call

In light of the announced transaction with Knauf, the Company will not hold a conference call for its results for the fourth quarter and full year 2018. The Company plans to file its Annual Report on Form 10-K for the full year with the SEC on or about February 14, 2019.

About USG Corporation

USG Corporation is an industry-leading manufacturer of building products and innovative solutions. Headquartered in Chicago, USG serves construction markets around the world through its Gypsum, Performance Materials, Ceilings, and USG Boral divisions. Its wall, ceiling, flooring, sheathing and roofing products provide the solutions that enable customers to build the outstanding spaces where people live, work and play. Its USG Boral Building Products joint venture is a leading plasterboard and ceilings producer across Asia, Australasia and the Middle East. For additional information, visit www.usg.com.

Non-GAAP Financial Measures

In this press release, the Company’s financial results are provided both in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the Company presents the non-GAAP financial measures adjusted net sales, adjusted operating profit, adjusted net income, adjusted selling and administrative expenses, EBITDA, adjusted EBITDA, adjusted diluted earnings per share, and impacts of foreign currency on current period results using prior period translation rates, which exclude certain items. The non-GAAP financial measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help investors’ ability to analyze underlying trends in the Company’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. Adjusted operating profit on a consolidated basis includes the equity method income from USG Boral because management views USG Boral as an important business. In addition, the Company uses adjusted operating profit and adjusted net income as components in the measurement of incentive compensation. The non-GAAP measures should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. For further information related to the Company’s use of non-GAAP financial measures, and the reconciliations to the nearest GAAP measures, see the schedules attached hereto.

Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including but not limited to, statements regarding the proposed transaction with Knauf (the “merger”), including expected timing and completion of the merger. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect the Company’s sales and profitability, liquidity and future value. Any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation to update any forward-looking statement. Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the merger to be completed are the following: the failure to obtain necessary regulatory or other governmental approvals for the merger, or if obtained, the possibility of being subjected to conditions that could result in a material delay in, or the abandonment of, the merger or otherwise have an adverse effect on the Company; continued availability of financing or alternatives for the financing provided in the Knauf debt commitment letter; the failure to satisfy required closing conditions; the potential impact on the USG Boral joint venture in the event the merger is not completed, including that, in connection with the execution of the merger agreement, Boral Limited delivered a default notice under the USG Boral Shareholders Agreement to commence the process to establish the fair market value of the Company’s 50% interest in USG Boral, which could lead to Boral exercising its right to purchase the Company’s 50% interest in USG Boral; the potential negative impact on USG Boral as a result of the uncertainty around the future ownership of USG Boral; the risk that the merger may not be completed in the expected timeframe, or at all; the effect of restrictions placed on the Company and its subsidiaries’ ability to operate their businesses under the merger agreement, including the Company’s ability to pursue alternatives to the merger; the risk of disruption resulting from the merger, including the diversion of the Company’s resources and management’s attention from ongoing business operations; the effect of the pendency of the merger on the Company’s ability to retain and hire key employees; the effect of the pendency of the merger on the Company’s business relationships, results of operations, financial condition, the market price of the Company’s common stock and businesses generally; the risk of negative reactions from investors, employees, suppliers and customers; the outcome of legal proceedings that have been instituted against the Company related to the merger and any additional proceedings that may be instituted in the future; the amount of the costs, fees, expenses and charges related to the merger; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Information describing other risks and uncertainties affecting the Company that could cause actual results to differ materially from those in forward-looking statements may be found in the Company’s filings with the SEC, including, but not limited to, the “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q.

USG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except share and per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017(a)	2018	2017(a)
Net sales	$819	$831	$3,336	$3,204
Cost of products sold	688	664	2,730	2,548

Gross profit	131	167	606	656
Selling and administrative expenses	94	84	379	303

Operating profit	37	83	227	353
Income from equity method investments	9	17	42	59
Net interest expense	(12)	(13)	(50)	(65)
Loss on extinguishment of debt	—	—	—	(22)
Other income, net	4	5	8	10

Income from continuing operations before income taxes	38	92	227	335
Income tax benefit (expense)	3	(162)	(34)	(238)

Income (loss) from continuing operations	41	(70)	193	97
Income (loss) from discontinued operations, net of tax	1	1	3	(9)

Net income (loss)	$42	$(69)	$196	$88

Earnings (loss) per average common share - basic:
Income (loss) from continuing operations	$0.30	$(0.49)	$1.38	$0.67
Income (loss) from discontinued operations	0.01	—	0.02	(0.06)

Net income (loss)	$0.31	$(0.49)	$1.40	$0.61

Earnings (loss) per average common share - diluted:
Income (loss) from continuing operations	$0.29	$(0.49)	$1.36	$0.66
Income (loss) from discontinued operations	0.01	—	0.02	(0.06)

Net income (loss)	$0.30	$(0.49)	$1.38	$0.60

Average common shares	140,237,346	141,277,091	140,250,482	144,447,488
Average diluted common shares	143,466,416	141,277,091	142,611,300	146,710,846

(a) - Historical results have been recast to reflect our adoption of Accounting Standards Update 2017-07 on January 1, 2018.

USG CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions, except share data)

(Unaudited)

	As of	As of
	December 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$328	$394
Short-term marketable securities	55	62
Receivables (net of reserves - 2018 - $10 and 2017 - $9)	233	233
Inventories	290	252
Income taxes receivable	21	15
Other current assets	44	35

Total current assets	971	991
Long-term marketable securities	43	37
Property, plant and equipment (net of accumulated depreciation and depletion - 2018 - $2,107 and 2017 - $2,053)	1,838	1,762
Deferred income taxes	246	287
Equity method investments	662	686
Goodwill and intangible assets	40	43
Other assets	42	45

Total assets	$3,842	$3,851

Liabilities and Stockholders’ Equity
Accounts payable	$290	$280
Accrued expenses	129	135
Income taxes payable	2	—

Total current liabilities	421	415
Long-term debt	1,079	1,078
Deferred income taxes	5	4
Pension and other postretirement benefits	254	326
Other liabilities	164	183

Total liabilities	1,923	2,006
Stockholders’ Equity:
Common stock	15	15
Treasury stock at cost	(200)	(169)
Additional paid-in capital	3,030	3,057
Accumulated other comprehensive loss	(383)	(389)
Retained earnings (accumulated deficit)	(543)	(669)

Total stockholders’ equity	1,919	1,845

Total liabilities and stockholders’ equity	$3,842	$3,851

Other Information:
Total cash and cash equivalents and marketable securities	$426	$493
Borrowing availability under existing credit facilities	171	155

Total Liquidity	$597	$648

USG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in millions)

(Unaudited)

	Twelve months ended December 31,
	2018	2017
Operating Activities
Net income	$196	$88
Less: Income (loss) from discontinued operations, net of tax	3	(9)

Income from continuing operations	193	97

Adjustments to reconcile income from continuing operations to net cash:
Depreciation, depletion, amortization, and accretion	150	132
Loss on extinguishment of debt	—	22
Share-based compensation expense	21	18
Deferred income taxes	28	255
(Gain) loss on asset dispositions	(12)	1
Loss on sale of equity method investment	8	—
Income from equity method investments	(42)	(59)
Dividends received from equity method investments	30	42
Pension settlement	—	12
Change in operating assets and liabilities	(108)	(142)
Other, net	13	4

Net cash provided by operating activities of continuing operations	281	382
Net cash provided by operating activities of discontinued operations	3	—

Net cash provided by operating activities	$284	$382

Investing Activities
Purchases of marketable securities	(102)	(105)
Sales or maturities of marketable securities	103	97
Capital expenditures	(219)	(168)
Net proceeds from asset dispositions	14	2
Net proceeds from sale of equity method investment	3	—
Acquisition of business, including working capital adjustment	2	(52)
Other investing activities	4	1

Net cash used for investing activities of continuing operations	(195)	(225)
Net cash provided by investing activities of discontinued operations	—	6

Net cash used for investing activities	$(195)	$(219)

Financing Activities
Issuance of debt	—	500
Repayment of debt	—	(521)
Payment of debt issuance fees	—	(8)
Issuances of common stock	11	15
Repurchase of common stock	(76)	(184)
Repurchases of common stock to satisfy employee tax withholding obligations	(15)	(4)
Conditional special cash dividend	(70)	—

Net cash used for financing activities of continuing operations	$(150)	$(202)

Effect of exchange rate changes on cash	(5)	6

Net decrease in cash and cash equivalents from continuing operations	$(69)	$(39)
Net increase in cash and cash equivalents from discontinued operations	3	6

Net decrease in cash and cash equivalents	(66)	(33)
Cash, cash equivalents, and restricted cash at beginning of period	394	427

Cash, cash equivalents, and restricted cash at end of period	$328	$394

USG CORPORATION

SEGMENT BUSINESS RESULTS

(dollars in millions)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Net Sales
U.S. Wallboard and Surfaces	$487	$499	$1,927	$1,916
U.S. Performance Materials	94	95	392	373
U.S. Ceilings	121	122	541	477
Canada	106	105	448	405
Other	61	67	252	245
Eliminations	(50)	(57)	(224)	(212)

Total USG Corporation Net Sales	$819	$831	$3,336	$3,204

Operating Profit (Loss)(a)
U.S. Wallboard and Surfaces	$54	$78	$248	$306
U.S. Performance Materials	(2)	4	(8)	24
U.S. Ceilings	12	24	78	92
Canada	3	6	19	13
Other	2	3	14	11
Corporate	(32)	(31)	(124)	(92)
Eliminations	—	(1)	—	(1)

Total USG Corporation Operating Profit	$37	$83	$227	$353

USG Boral Building Products (UBBP)
Net sales	$293	$313	$1,182	$1,200
Operating profit	26	42	117	160
Net income attributable to UBBP	17	34	84	117
USG share of income from UBBP	9	17	42	59

(a) - Historical results have been recast to reflect our adoption of Accounting Standards Update 2017-07 on January 1, 2018.

USG CORPORATION

RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES

(dollars in millions, except share and per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Net sales - GAAP	$819	$831	$3,336	$3,204
Non-cash purchase accounting amortization	1	—	6	—
Adoption of revenue standard	—	—	9	—

Adjusted Net sales - Non-GAAP	$820	$831	$3,351	$3,204

U.S. Wallboard and Surfaces net sales - GAAP	$487	$499	$1,927	$1,916
Adoption of revenue standard	—	—	6	—

U.S. Wallboard and Surfaces adjusted net sales - Non-GAAP	$487	$499	$1,933	$1,916

U.S. Performance Materials net sales - GAAP	$94	$95	$392	$373
Adoption of revenue standard	—	—	1	—

U.S. Performance Materials adjusted net sales - Non-GAAP	$94	$95	$393	$373

U.S. Ceilings net sales - GAAP	$121	$122	$541	$477
Non-cash purchase accounting amortization	1	—	6	—
Adoption of revenue standard	—	—	2	—

U.S. Ceilings adjusted net sales - Non-GAAP	$122	$122	$549	$477

Operating profit - GAAP(a)	$37	$83	$227	$353
Income from equity method investments	9	17	42	59
Knauf merger related costs	5	—	19	—
Non-cash purchase accounting amortization	1	—	6	—
Integration and realignment costs	3	—	12	—
Gain on sale of surplus property	—	—	(13)	—
Loss on contract termination	—	—	8	—
Contractual legal judgment	—	—	5	—
Adoption of revenue standard	—	—	3	—

Adjusted operating profit - Non-GAAP	$55	$100	$309	$412

U.S. Wallboard and Surfaces operating profit - GAAP(a)	$54	$78	$248	$306
Gain on sale of surplus property	—	—	(13)	—
Adoption of revenue standard	—	—	2	—

U.S. Wallboard and Surfaces adjusted operating profit - Non-GAAP	$54	$78	$237	$306

U.S. Performance Materials operating (loss) profit - GAAP(a)	$(2)	$4	$(8)	$24
Loss on contract termination	—	—	8	—

U.S. Performance Materials adjusted operating (loss) profit - Non-GAAP	$(2)	$4	$—	$24

USG CORPORATION

RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES

(dollars in millions, except share and per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
U.S. Ceilings operating profit - GAAP(a)	$12	$24	$78	$92
Non-cash purchase accounting amortization	1	—	6	—
Integration costs	2	—	7	—
Adoption of revenue standard	—	—	1	—

U.S. Ceilings adjusted operating profit - Non-GAAP	$15	$24	$92	$92

UBBP operating profit - GAAP	$26	$42	$117	$160
Income from equity method investments owned by UBBP	2	3	14	15
Operating profit attributable to non-controlling interest, pre-tax	—	(1)	(3)	(6)

UBBP adjusted operating profit - Non-GAAP	$28	$44	$128	$169

Selling and Administrative Expenses - GAAP(a)	$94	$84	$379	$303
Knauf merger related costs	(5)	—	(19)	—
Integration and realignment costs	(2)	—	(11)	—
Loss on contract termination	—	—	(8)	—
Contractual legal judgment	—	—	(5)	—

Adjusted Selling and Administrative Expenses - Non-GAAP	$87	$84	$336	$303

Net income (loss) - GAAP	$42	$(69)	$196	$88
(Income) loss from discontinued operations, net of tax	(1)	(1)	(3)	9
Knauf merger related costs	5	—	19	—
Non-cash purchase accounting amortization	1	—	6	—
Integration and realignment costs	3	—	12	—
Gain on sale of surplus property	—	—	(13)	—
Loss on contract termination	—	—	8	—
Contractual legal judgment	—	—	5	—
Adoption of revenue standard	—	—	3	—
Loss on sale of joint venture	—	—	8	—
Pension settlement charge	—	2	—	12
Loss on extinguishment of debt	—	—	—	22
Change in tax law	(11)	145	(11)	145
Tax effect on adjustments (b)	(2)	—	(12)	(12)

Adjusted net income - Non-GAAP	$37	$77	$218	$264

USG CORPORATION

RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES

(dollars in millions, except share and per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Earnings per average diluted common share - GAAP	$0.30	$(0.49)	$1.38	$0.60
Adjustments per average diluted common share:
(Income) loss from discontinued operations, net of tax	(0.01)	(0.01)	(0.02)	0.06
Knauf merger related costs	0.03	—	0.13	—
Non-cash purchase accounting amortization	0.01	—	0.03	—
Integration and realignment costs	0.02	—	0.08	—
Gain on sale of surplus property	—	—	(0.09)	—
Loss on contract termination	—	—	0.06	—
Contractual legal judgment	—	—	0.03	—
Adoption of revenue standard	—	—	0.02	—
Loss on sale of joint venture	—	—	0.06	—
Pension settlement charge	—	0.01	—	0.08
Loss on extinguishment of debt	—	—	—	0.15
Change in tax law	(0.08)	1.02	(0.08)	0.99
Tax effect on adjustments (b)	(0.01)	—	(0.09)	(0.08)

Adjusted earnings per adjusted average diluted common share – Non-GAAP	$0.26	$0.53	$1.51	$1.80

Average diluted common shares – GAAP	143,466,416	141,277,091	142,611,300	146,710,846
Adjustment to add common shares that would be dilutive based on adjusted net income	—	1,833,704	—	—

Adjusted average diluted common shares – Non-GAAP	143,466,416	143,110,795	142,611,300	146,710,846

USG CORPORATION

RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES

(dollars in millions, except share and per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Net income (loss) - GAAP	$42	$(69)	$196	$88
Less: (Income) loss from discontinued operations, net of tax	(1)	(1)	(3)	9
Add: Interest expense, net	12	13	50	65
Add: Income tax (benefit) expense	(3)	162	34	238
Add: Depreciation, depletion, amortization and accretion (c)	36	35	141	136

EBITDA - Non-GAAP	$86	$140	$418	$536
Add: Share-based compensation expense	6	5	21	18
Add: Knauf merger related costs	5	—	19	—
Add: Non-cash purchase accounting amortization	1	—	6	—
Add: Integration and realignment costs	3	—	12	—
Add: Gain on sale of surplus property	—	—	(13)	—
Add: Loss on contract termination	—	—	8	—
Add: Contractual legal judgment	—	—	5	—
Add: Adoption of revenue standard	—	—	3	—
Add: Loss on sale of joint venture	—	—	8	—
Pension settlement charge	—	2	—	12
Add: Loss on extinguishment of debt	—	—	—	22
Less: USG’s equity income from UBBP	(9)	(17)	(42)	(59)
Add: USG’s share of UBBP Adjusted EBITDA	21	28	89	107

Adjusted EBITDA - Non-GAAP	$113	$158	$534	$636

UBBP Net Income - GAAP	$17	$35	$86	$121
Less: Net income attributable to non-controlling interest	—	1	2	4

Net income attributable to UBBP - GAAP	$17	$34	$84	$117
Add: income tax expense	11	10	45	53
Add: Depreciation, depletion and amortization	13	12	49	45

Total UBBP Adjusted EBITDA - Non-GAAP	$41	$56	$178	$215

USG’s share of UBBP Adjusted EBITDA - Non-GAAP	$21	$28	$89	$107

(a) - Historical results have been recast to reflect our adoption of Accounting Standards Update 2017-07 on January 1, 2018.

(b) - Tax effect on adjustments is calculated using country specific statutory rates.

(c) - Depreciation, depletion, amortization and accretion excludes the amortization of deferred financing fees which is included in interest expense.